UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 7, 2008

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code  (310) 394-6000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                             Results of Operations and Financial Condition.

Item 4.02                              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Item 7.01                             Regulation FD Disclosure.

On May 7, 2008, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded, following a determination on May 7, 2008 by the Company’s management, that the Company will restate its previously issued consolidated financial statements as of and for the years ended December 31, 2007, 2006 and 2005, along with any affected selected consolidated financial data for such years, and that the previously issued consolidated financial statements of the Company audit and the related audit reports of its independent registered public accountants for those years as well as the interim quarterly condensed financial statements should no longer be relied upon.  Such conclusion was based upon an error in the purchase accounting treatment for the acquisition of Wilmorite Properties, Inc. and Wilmorite Holdings, L.P.

In connection with the Wilmorite acquisition, approximately 3.4 million convertible preferred units were issued which were redeemable for that portion of the Wilmorite portfolio generally located in the greater Rochester area (the “Rochester Redemption”).  Effective January 1, 2008, the Rochester Redemption closed.  In connection with the review of that redemption, the original purchase accounting treatment for the 2005 Wilmorite acquisition was reconsidered and changed due to an error.  The Company will restate its financial statements for the years ended December 31, 2007, 2006 and 2005 to reflect minority interest on a carry-over predecessor basis in the initial purchase price accounting which will be reversed in its entirety at January 1, 2008, the date of the Rochester Redemption closing.  As a result of this error, previously reported net income available to common stockholders was understated by approximately $2 million in 2007 and overstated by approximately $11 million in 2006 and approximately $146 million in 2005.  Accumulated deficit was understated by approximately $155 million; approximately $157 million and approximately $146 million as of December 31, 2007, 2006 and 2005.  At January 1, 2008, the redemption date, the reversal of the entries noted above will decrease accumulated deficit by approximately $173 million.   These changes will have no impact on the Company’s earnings before interest, income taxes, depreciation, amortization and minority interests, or cash flows provided or used in operating activities for the affected periods.

The Company’s Audit Committee has discussed the matters disclosed in this filing with its independent accountants, Deloitte & Touche LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on May 8, 2008.

THE MACERICH COMPANY

By: THOMAS E. O’HERN

/s/ Thomas E. O’Hern
Executive Vice President,
Chief Financial Officer
and Treasurer